UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2012

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 4, 2012 PartnerRe Ltd. (the “Company”) announced that its Board of Directors has approved a share repurchase authorization for a total of up to 6 million common shares, effective immediately. This authorization supersedes the Company’s previous authorization. Under its prior authorization and through August 31, 2012, the Company has repurchased approximately 4.3 million common shares during 2012.

Item 9.01                      Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release of PartnerRe Ltd., dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	September 6, 2012	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of PartnerRe Ltd., dated September 4, 2012